                                                             FRONT OF PROXY CARD
                       AFFILIATED COMPUTER SERVICES, INC.
        BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
  TO BE HELD AT CITYPLACE, 2711 NORTH HASKELL AVENUE, DALLAS, TEXAS 75204, AT
                   10:00 A.M., ON TUESDAY, DECEMBER 16, 1997
    The undersigned, a stockholder of Affiliated Computer Services, Inc. (the "Corporation" or "ACS"), hereby appoints Darwin Deason and Jeffrey A. Rich, and each of them, as proxies with full power of substitution, to vote all shares of Class A Common Stock of the Corporation that the undersigned is entitled to vote at the Annual Meeting (the "Annual Meeting") of Stockholders of the Corporation to be held on Tuesday, December 16, 1997, at 10:00 a.m., and at any and all adjournments or postponements thereof, on the following proposals:
(1) Approval of the Stock Issuance, constituting the issuance of up to approximately 12,250,000 shares of ACS Class A Common Stock pursuant to the
    Merger:
            / /  FOR            / /  AGAINST            / /  ABSTAIN
(2) Approval of an amendment to the Corporation's Restated Certificate of Incorporation classifying the ACS Board of Directors into three classes:
            / /  FOR            / /  AGAINST            / /  ABSTAIN
(3) Election of directors of the Corporation to serve until each of their respective successors shall have been duly elected and qualified. NOTE:
    Please complete both (a) and (b) below.
    (a) In the event that Proposals (1) and (2) are approved, election of the following nine directors to serve such Class of directorship as indicated next to the nominee's name, or, in the event that Proposal (1) is approved, but Proposal (2) is not approved, election of the following nine directors to serve for a term expiring at the Corporation's 1998 Annual Meeting of Stockholders:

DARWIN DEASON (Class I)                               FRANK A. ROSSI (Class II)
JEFFREY A. RICH (Class I)                             JOSEPH P. O'NEILL (Class II)
                                                      HENRY G. HORTENSTINE (Class II)
                                                      CLIFFORD M. KENDALL (Class II)

DARWIN DEASON (Class I)                               MARK A. KING (Class III)
JEFFREY A. RICH (Class I)                             DAVID W. BLACK (Class III)
                                                      PETER A. BRACKEN (Class III)

         / /  FOR all listed nominees    / /  WITHHOLD AUTHORITY to vote for all
listed nominees    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME HERE: ___________________________)
    (b) In the event that Proposal (1) is not approved and Proposal (2) is approved, election of the following seven directors to serve such Class of directorship as indicated next to the nominee's name, or, in the event that neither Proposal (1) nor Proposal (2) is approved, election of the following seven directors to serve for a term expiring at the Corporation's 1998 Annual Meeting of Stockholders:

DARWIN DEASON (Class I)                               FRANK A. ROSSI (Class II)
JEFFREY A. RICH (Class I)                             JOSEPH P. O'NEILL (Class II)
                                                      HENRY G. HORTENSTINE (Class II)

DARWIN DEASON (Class I)                               MARK A. KING (Class III)
JEFFREY A. RICH (Class I)                             DAVID W. BLACK (Class III)

         / /  FOR all listed nominees    / /  WITHHOLD AUTHORITY to vote for all
listed nominees
       (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME HERE:
       ________________________________________________________________________)

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                              BACK OF PROXY CARD

                         (CONTINUED FROM REVERSE SIDE)

(4) Approval of an amendment to the Corporation's Bylaws requiring advance notice by stockholders for proposals and nominations for director to be included for consideration at a meeting of the Corporation's stockholders:
                                        / /  FOR    / /  AGAINST    / /  ABSTAIN

(5) Approval of an amendment to the Corporation's Restated Certificate of Incorporation to increase the number of authorized shares of ACS Class A Common Stock from 75,000,000 to 500,000,000 and of ACS Class B Common Stock
    from 6,405,686 to 14,000,000:       / /  FOR    / /  AGAINST    / /  ABSTAIN

(6) Authorization of performance-based incentive compensation for executive
    officers of the Corporation:        / /  FOR    / /  AGAINST    / /  ABSTAIN

(7) Approval of the Corporation's 1997 Stock Incentive Plan:
                                        / /  FOR    / /  AGAINST    / /  ABSTAIN

(8) In their discretion, the proxies are, and each of them is, authorized to vote upon such other business or matters as may properly come before the meeting or any postponements or adjournments thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED, IT WILL BE VOTED "FOR" ITEMS (1) THROUGH (9). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AS SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS.

Receipt herewith of the Notice of Annual Meeting of Stockholders of ACS, dated
October   , 1997, is hereby acknowledged.

PLEASE SIGN, DATE AND MAIL TODAY.

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Signature(s)                               (Date)

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.